Item 77Q1 - Exhibits

(a)(1) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series J, effective September 14, 2005 - filed herein

(a)(2) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series K, effective December 14, 2005 - filed herein.